EXHIBIT 3.3

                        PATAPSCO VALLEY BANCSHARES, INC.
                           AMENDED AND RESTATED BYLAWS



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                        PATAPSCO VALLEY BANCSHARES, INC.
                                     BYLAWS

                             AS AMENDED AND RESTATED
                                  May 19, 1998

                                    ARTICLE I

                                  Stockholders
                                  ------------

                  SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on a day designated by the Board of Directors ("Board") or on the third Tuesday in April of each year, for the purpose of electing directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting.

                  SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman, the President, by a Vice President, or by a majority of the Board, and shall be called promptly by the Chairman, the President, by a Vice President, or Secretary, or any director of the Corporation upon the request in writing of the holders of a majority of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting.

                  If the person to whom such request in writing is made fails to issue a call for such meeting within ten (10) days after receipt of such request, then a majority of the Board or the stockholders owning of record a majority in amount of the stock of the Corporation, issued, outstanding and entitled to vote, may do so by giving ten (10) days' prior written notice of the time, place and object of the meeting in the manner set forth in Article I,
Section 4. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

                  SECTION  3.  Place  of  Holding  Meetings.   All  meetings  of
stockholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board.

                  SECTION 4. Notice of Meetings. Written notice of each meeting of the stockholders shall be mailed, postage pre-paid by the Secretary, to each stockholder entitled to vote thereat at the stockholder's post office address, as it appears upon the books of the Corporation, at least ten (10) days but not more than ninety (90) days, before the meeting. Each notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

                  SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If less than a quorum is in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend,


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any business may be transacted  which might have been  transacted if the meeting had been held as originally called.

                  SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board or, if the Chairman is not present, the President of the Corporation, or if the President is not present, by a Vice President, or, if none of these officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if the Secretary is not present, any Assistant Secretary, shall act as Secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

                  SECTION 7. Voting. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one (l) vote for each share of stock standing in the stockholder's name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by the stockholder or the stockholder's duly authorized attorney, bearing a date not more than eleven (11) months prior to the meeting, unless the instrument provides for a longer period. The proxy shall be dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast unless the Articles of Incorporation or these Bylaws provide otherwise.

                  If the chairman of the meeting determines, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the tellers. The tellers shall be appointed by said meeting.

                  SECTION 8. Nomination of Directors. Nominations for election to the Board of Directors may be made by any member of the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. These nominations must be approved for submission to the stockholders by majority vote of the Board of Directors prior to the annual stockholders' meeting. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing by notice delivered to the President of the Corporation not fewer than 150 days nor more than 180 days prior to the date of the meeting of stockholders called for the election of Directors which, for purposes of this provision, shall be deemed to be on the same date as the annual meeting of stockholders for the preceding year. Such notification shall contain the following information: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned beneficially and of record by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Corporation owned by the notifying stockholder; (f) the consent in writing of the proposed nominee as to the proposed nominee's name being placed in nomination for Director and a statement by the nominee that the nominee will serve if elected; and (g) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee. Nominations not made in accordance herewith shall be disregarded and, upon the chairman's instructions, the tellers shall disregard all votes cast for each such nominee.


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                  SECTION 9. Stockholder Proposals. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation (other than proposals made under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and proposals relating to nominations for election to the Board of Directors), the stockholder shall give timely notice of the proposal in writing to the President of the Corporation. To be timely, a stockholder's notice shall be delivered to the President at the principal executive offices of the Corporation not less than 90 nor more than 120 days prior to the date of the annual meeting of stockholders, which, for purposes of this provision, shall be deemed to be on the same date as the annual meeting of stockholders for the preceding year. Such notice of the stockholder's proposal shall contain the following information: (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the notifying stockholder; (b) the name and address of the notifying stockholder;
(c) the number of shares of capital stock of the Corporation owned by the notifying stockholder; (d) a description of all oral or written arrangements or understandings related to such proposal or notice between the notifying stockholder and any other person; and (e) a representation that such notifying stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                                   ARTICLE II

                               Board of Directors
                               ------------------

                  SECTION 1. General Powers. The property and business of the Corporation shall be managed by the Board.

                  SECTION 2. Number and Term of Office. The Board shall consist of not less than five (5) nor more than thirty (30) members, the exact number of which shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the Board. The current number of directors shall be nine (9). The directors shall be elected each year at the annual meeting of stockholders, except as hereinafter provided, and each director shall serve until his successor shall be elected and shall qualify. The Board of Directors shall be divided into classes as described in the Corporation's Articles of Incorporation. Each Director shall hold office until the expiration of the term for which the Director is elected, except as otherwise stated in these Bylaws, and thereafter until his or her successor has been elected and qualifies.

                  SECTION 3. Vacancies. In the case of any vacancy in the Board through death, resignation, disqualification, removal or other cause, the remaining directors, by affirmative vote of the majority, may elect a successor to hold office for the unexpired portion of the term of a director whose place is vacant, and until the election of his or her successor.

                  If the number of directors is increased as provided in these Bylaws, the additional directors shall be elected by the directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until his or their successors shall be elected.

                  Any director may be removed from office with or without cause by the affirmative vote of the holders of the majority of the stock issued and outstanding and entitled to vote at any special meeting of stockholders called for the purpose.



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                  SECTION 4. Place of Meeting. The Board may hold their meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Maryland, at such place or places as they may from time to time determine. The Board may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of Maryland Corporate Law.

                  SECTION 5. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three (3) days before the first meeting held in pursuance thereof. The annual meeting of the Board shall be held immediately following the annual stockholders' meeting at which a Board is elected. Any business may be transacted at any regular meeting of the Board.

                  SECTION 6. Special Meetings. Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board or the President of the Corporation, or at the request of three (3) or more directors, by mailing the same at least two (2) days prior to the meeting, or by personal delivery, facsimile transmission, telegraphing or telephoning the same on the day before the meeting, to each director. Notice may be waived by any director. Unless otherwise indicated in the notice, any business may be transacted at any special meeting. At any meeting at which every director is present, even though without notice, any business may be transacted and any director may waive notice of the time, place and objects of any special meeting in writing.

                  SECTION 7. Quorum. A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board, but if less than a quorum is present, a majority of those present may adjourn the meeting from time to time. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, unless law or the Corporation's Articles of Incorporation or these Bylaws provide otherwise.

                  SECTION 8. Compensation of Directors. Directors may receive a fixed sum and expenses for attendance at regular and special meetings and committee meetings, or any combination of the foregoing as may be determined from time to time by resolution adopted by a majority of the whole Board. Any director may serve the Corporation in another capacity for additional compensation.

                  SECTION 9. Committees. By resolution adopted by a majority of the entire Board, the Board may designate and name one or more committees of two or more directors, which, to the extent provided by the Board, shall have and may exercise the powers of the Board, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

                  SECTION 10. Director Emeritus. A director who has reached the age of 75 shall retire from the Board effective on the date of the first Board meeting following the annual meeting of stockholders. Such director shall serve thereafter as Director Emeritus if the director had served a minimum of 15 years on the Board, inclusive of service on the board of any subsidiary of the Corporation prior to the formation of the Corporation. If a director retires prior to reaching 75 years of age, such director shall not serve as a Director Emeritus until such director reaches 75 years of age. A Director Emeritus shall be invited to conventions and other affairs of the Corporation, however, will not receive notice of meetings of the Board, nor have the right to vote nor be compensated for any service.



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                  SECTION 11.  Chairman  Emeritus.  A director who has served as
Chairman of the Board of Directors and who retires from the Board may be granted the title of Chairman Emeritus upon a vote approval of the Board of Directors. This is an honorary title and carries with it the same benefits and privileges accorded to a Director Emeritus.

                                   ARTICLE III

                                    Officers
                                    --------

                  SECTION 1. Election, Tenure, and Compensation. The officers of the Corporation shall be a Chairman, a President, one or more Vice-Presidents (if so elected by the Board), a Secretary, and a Treasurer, and such other officers as the Board or the President from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected annually by the Board at its first meeting following the annual meeting of the stockholders. All promotions to Vice President and above must be presented to the Board by the President of the Corporation for approval. The Chairman and the President shall be directors and the other officers may, but need not, be directors. Any two or more of the above officers, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board.

                  Except where otherwise expressly provided in a contract duly authorized by the Board, all officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board, and all officers, agents, and employees, other than officers appointed by the Board, shall hold office at the discretion of the Board or of the officers appointing them.

                  SECTION 2. Powers and Duties of the Chairman. The Board shall elect one of its members to be Chairman of the Board to serve at the pleasure of the Board. The Chairman of the Board shall preside at all meetings of the Board. He or she shall have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or her by the Board, as well as the specific powers conferred by these Bylaws. The Board may elect one of its members to be Vice Chairman of the Board to perform the duties of the Chairman in his or her absence or inability to act.

                  SECTION 3. Powers and Duties of the President. The Board shall elect one of its members to be President of the Corporation. The President shall be the Chief Executive Officer of the Corporation and shall be an ex-officio member of all committees of the Corporation except the Audit Committee. He or she shall supervise the carrying out of the policies adopted or approved by the Board. He or she shall have general executive powers, and shall have and may exercise any and all other powers and duties conferred by law or regulation, to the office of the President, or imposed by these Bylaws. He or she shall also exercise such other and further powers and perform duties as may from time to time be prescribed by the Board. The President shall hold his or her office for the current year, for which he or she is elected, unless he or she shall resign, become disqualified, or be removed. Any vacancy occurring in the office of the President shall be filled promptly by the Board.

                  SECTION 4. Powers and Duties of the Vice President. The Board shall appoint an Executive Vice President and one or more Vice Presidents. In the case of the absence or the disability


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of the President,  the duties of that office shall be performed by the Executive
Vice President. Each vice president shall have such powers and shall perform such duties as may, from time to time, be assigned by the Board or by the President.

                  SECTION 5. Secretary. The Board shall appoint a Secretary, or other designated officer who shall be Secretary of the Board and of the Corporation and shall keep accurate minutes of all meetings. Such person shall attend to the giving of all notice required by these Bylaws to be given. Such person shall be custodian of the corporate seal, records, documents, and papers of the Corporation and shall also perform such other duties as may be assigned, from time to time by the President and the Board.


                  SECTION 6. Treasurer. The Treasurer shall provide for the keeping of proper records of all transactions of the Corporation. Such person shall have and may exercise any and all powers and duties conferred by law, regulation or practice, to the office of treasurer or imposed by these Bylaws. Such person shall also perform such other duties as may be assigned, from time to time, by the President or the Board of Directors.

                  SECTION 7. Assistant Secretary. The Board may appoint an Assistant Secretary or more than one Assistant Secretary, except as otherwise provided by resolution of the Board, each Assistant Secretary shall have power to perform all duties of the Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as may be assigned by the Board, the Chairman, or the President. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary, and the taking of any action by any Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

                  SECTION 8. Assistant Treasurer. The Board may appoint an Assistant Treasurer or more than one Assistant Treasurer, except as otherwise provided by resolution of the Board, each Assistant Treasurer shall have power to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned by the Board, the Chairman or the President. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer, and the taking of any action by any such Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.

                                   ARTICLE IV

                                  Capital Stock
                                  -------------

                  SECTION 1. Issue of Certificates of Stock. The certificates for shares of the stock of the Corporation shall be in the form not inconsistent with the Certificate of Incorporation, or its amendments, as approved by the Board. All certificates shall be signed by the Chairman, the President or by any Vice-President and counter-signed by the Secretary, an Assistant Secretary, Treasurer or Assistant Treasurer, and sealed with the seal of the Corporation. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder shall be entered in the Corporation's books. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates representing the same number of shares shall be issued


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until the former  certificate or certificates for the same number of shares have been surrendered and canceled, unless a certificate of stock is lost or destroyed, in which event another may be issued in its stead upon proof of loss or destruction and the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both the proof and the bond shall be in a form approved by the general counsel of the Corporation and by the Transfer Agent of the Corporation and by the Registrar of the stock.

                  SECTION 2. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by the holder's attorney upon surrender and cancellation of certificates for a like number of shares.

                  SECTION 3. Registered Stockholders. The Corporation is entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and is not obligated to recognize any other equitable or other claim to or interest in a share or shares, whether or not it has express or other notice thereof, save as expressly provided by the Laws of Maryland.

                  SECTION 4. Closing Transfer Books. The Board may fix the period, not exceeding twenty (20) days, during which time the books of the Corporation shall be closed against transfers of stock, or, in lieu thereof, the Board may fix a date not less than ten (10) days nor more than sixty (60) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights.

                                    ARTICLE V

                             Bank Accounts and Loans
                             -----------------------

                  SECTION 1. Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board and such officers or agents as from time to time authorized by the Board may withdraw any or all of the funds of the Corporation so deposited in any bank or trust or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board until written notice of the revocation of the authority of such officers or agents by the Board is received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. If the Board fails to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the Chairman, the President or a Vice President and counter-signed by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.



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                  SECTION 2. Loans.  Such officers or agents of the  Corporation as from time to time shall be designated by the Board shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign,
transfer,   endorse,   and  deliver,   either   originally  or  in  addition  or
substitution, any or all stock, bonds, rights, and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences or debt at any time held by the Corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to
sell  to,  or  discount  or  rediscount  with,  such  banks,   trust  companies,
institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signature of the officers or agents so authorized; and each bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

                                   ARTICLE VI

                            Miscellaneous Provisions
                            ------------------------

                  SECTION 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

                  SECTION 2. Notices. Whenever, under the provisions of these Bylaws, notice is required to be given to any director, officer or stockholder, unless otherwise provided in these Bylaws, such notice shall be deemed given if in writing, and personally delivered, or sent by telefax, or telegram, or by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to each stockholder, officer or director, as the case may be, at such address as appears on the books of the Corporation, or in default of any other address, to such director, officer or stockholder, at the general post office in Ellicott City, Maryland, and such notice shall be deemed to be given at the time the same is so personally delivered, telefaxed, telegraphed or so mailed. Any stockholder, director or officer may waive any notice required to be given under these Bylaws.

                  SECTION 3. Voting Upon Stocks. Unless otherwise ordered by the Board, the Chairman, the President and the Vice President, or any of them, shall have full power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meetings of stockholders of any corporation in which the Corporation may hold stock.



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                                   ARTICLE VII

                               Amendment of Bylaws
                               -------------------

                  The Board and the stockholders shall each have full power to amend, alter or repeal these Bylaws, or any provision thereof, and may from time to time make additional Bylaws. Any amendment to the Bylaws by the stockholders shall be made at any annual meeting as part of the general business of such meeting, or at any special meeting provided there was stated in the notice of such meeting given to the stockholders the substance of such proposed alteration or repeal. Any amendment to the Bylaws by the Board shall be made only at the subsequent special or regular Board meeting which follows the meeting in which the amendment was first presented by first and second motion to the Board.

                                  ARTICLE VIII

                                 Indemnification
                                 ---------------

                   To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and without requiring a preliminary determination as to the ultimate entitlement of the individual to be indemnified, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director, officer, employee or agent of the Corporation or (ii) any individual who serves or has served another corporation, partnership, joint venture, trust, employee benefit plan (at the request of the Corporation). Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or Bylaws of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The Corporation shall have the power to purchase and maintain insurance on behalf of any person for whom indemnification is permitted as stated above, against any liability asserted against him or her in such capacity arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability. This Article shall not be deemed to be exclusive of any other rights to which any person may be otherwise entitled, nor shall the provisions of the Charter and this Article be deemed to prohibit the Corporation from extending its indemnification to cover other persons and activities to the extent permitted by law.



                                  END OF BYLAWS




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